UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008 (June 6, 2008)

ICON Income Fund Eight A L.P.

 (Exact Name of Registrant as Specified in Charter)

Delaware	333-54011	13-4006824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events

On June 6, 2008, the Registrant was informed, by the manager of the entity that owns the beneficial interest of the trust that owns a mobile offshore drilling rig in which the Registrant has a residual interest, that the owner trustee of the trust entered into an agreement, dated as of May 30, 2008, to sell the rig to an affiliate of the charterer, Rowan Companies, Inc., for $119 million (the “Transaction”).  The Transaction is expected to close on July 7, 2008.  The owner trustee and the charterer have also agreed to extend the renewal term of the charter from June 27, 2008 to and including July 7, 2008 without any additional payment of charter hire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT A L.P.
By: ICON CAPITAL CORP., its General Partner

Dated: June 9, 2008	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer